F6 File No. 333131314

The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286



January 2, 2007

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control

RE:American Depositary Shares evidenced by the American Depositary Receipts for Ordinary
Shares, par value 1/9 pence each of Futuremedia plc (F-6 File No.: 333-131314)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts
(ADRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in the number of Futuremedia plc ordinary shares represented by one American
Depositary Share (the Ratio) from one (1) ADS represents one (1) Ordinary Share to one (1)
ADS equals 50 Ordinary Shares.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for Futuremedia plc.

The Prospectus has been revised to reflect the new Ratio, and has been overstamped with:

Effective January 2, 2007,
one (1) ADS represents 50
Ordinary Shares.

Attached to this letter is a copy of a letter from Futuremedia plc to The Bank of New York requesting that the Ratio be changed.

Please contact me with any questions or
comments at (212) 815 8257.

Sincerely,


Robert Goad
Vice President
2128158257
rgoad@bankofny.com
6759341